Exhibit 4.8.2

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

(the Second Avianca Assignment)

in respect of [***]Aircraft

between

AVIANCA HOLDINGS S.A.,

as Avianca Holdings

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

as Avianca

and

AIRBUS S.A.S.

as the Seller

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

2011 A320 Family PA - Second Avianca Assignment - December 2014

CT1004409	1/10

This assignment, assumption, and amendment agreement (hereinafter referred to as the “Second Avianca Assignment”) is made between:

(1)

AVIANCA HOLDINGS S.A., legal successor of AVIANCATACA HOLDING S.A., a company created and existing under Panamanian law having its registered office at Calle Aquilino de la Guardia No. 8, Ciudad de Panamá, República de Panamá (the “Avianca Holdings”);

(2)	AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA, a company created and existing under the laws of Colombia having its registered office at Avenida Calle 26 No. 59-15 Bogota, Colombia (“Avianca”); and

(3)

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”).

together referred to as the “Parties” and each a “Party”.

WHEREAS:

(A)

On December 27th, 2011, the Seller and Avianca Holdings have entered into an A320 Family Purchase Agreement (the “Avianca Holdings Agreement”), for the purchase by Avianca Holdings and the sale by the Seller of fifty-one (51) aircraft (the “Aircraft”), upon the terms and subject to the conditions contained therein;

(B)

On February 28th, 2013, Avianca Holdings and the Seller have entered into an Amendment N°1 to the Avianca Holdings Agreement to amend certain its provisions (the “Amendment N°1 to the Avianca Holdings Agreement”);

(C)

On February 28th, 2013, Avianca, Avianca Holdings and the Seller have entered into an Assignment, Assumption and Amendment Agreement (the “First Avianca Assignment”), whereby Avianca Holdings partially transferred and assigned to Avianca its rights, title, benefits and interests and its obligations and liabilities under the Avianca Holdings Agreement as amended by the Amendment No1 to the Avianca Holdings Agreement in relation to [***]of the Aircraft.

The Avianca Holdings Agreement as partially transferred and assigned by to Avianca pursuant to the First Avianca Assignment, is hereinafter referred to as the “Avianca Agreement”.

(D)

On February 28th, 2014, Avianca and the Seller have entered into an amendment N°1 to the Avianca Agreement (the “Amendment N°1 to the Avianca Agreement”) to [***]Aircraft bearing rank [***]into [***]Aircraft.

(E)

Avianca wishes that, with respect to [***]Aircraft out of the twenty-six (26) for which Avianca Holdings’s rights, title, benefits and interests and its obligations and liabilities have been transferred to

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

2011 A320 Family PA - Second Avianca Assignment - December 2014

CT1004409	2/10

Avianca pursuant to the First Avianca Assignment, such rights, title, benefits and interests and obligations and liabilities be transferred back to Avianca Holdings.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

2011 A320 Family PA - Second Avianca Assignment - December 2014

CT1004409	3/10

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1	INTERPRETATION

In this Second Avianca Assignment:

(i)	references to Clauses are to be construed as references to the clauses of this Second Avianca Assignment;

(ii)

references to this Second Avianca Assignment (or to any specified provisions of this Second Avianca Assignment) or any other document shall be construed as references to this Second Avianca Assignment, that provision or that document as in force for the time being and as amended in accordance with its terms.

(iii)	words importing the plural shall include the singular and vice versa;

(iv)	headings to Clauses or sections are for convenience only and are to be ignored in construing this Second Avianca Assignment;

(v)

references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof and shall include references to its successors, permitted transferees and permitted assigns;

(vi)

references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(vii)	liability includes any obligation or liability (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise); and

(viii)	the words herein, hereof and hereunder, and words of similar import shall be construed to refer to a document in its entirety and not to any particular provision of such document.

2	ASSIGNMENT AND ASSUMPTION

The following [***]) Aircraft (the “Second Avianca Assignment Aircraft”) are hereby transferred from the Avianca Agreement to the Avianca Holdings Agreement.

[***]

For the avoidance of doubt, any changes to the Specification of such Second Avianca Assignment Aircraft contracted between Avianca and the Seller between the date of the First Avianca Assignment and the date hereof are transferred with such Aircraft, including, without limitation the conversion of the [***]Aircraft bearing rank [***]into [***]Aircraft under the Amendment N°1 to the Avianca Agreement

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

2011 A320 Family PA - Second Avianca Assignment - December 2014

CT1004409	4/10

3	AMENDMENTS TO THE AVIANCA AGREEMENT

3.1	Clause 1 of the Avianca Agreement is hereby deleted in its entirety and replaced with the following quoted text:

QUOTE

The Seller shall sell and deliver and the Buyer shall buy and take delivery of [***]) Aircraft, of which [***]are A320 Family Aircraft and [***]are A320 NEO Family Aircraft on the applicable Delivery Date at the Delivery Location upon the terms and conditions contained in this Agreement.

UNQUOTE

3.2	The delivery schedule set out in Clauses 9.1.1.1 and 9.1.1.2 of the Avianca Agreement is hereby replaced with the delivery schedule set out below:

[***]

3.3	Clause 5.10 of the Avianca Agreement is hereby deleted in its entirety and replaced with the following text:

QUOTE

5.10	Set-Off

The Seller may set-off any [***]obligation owed by the Buyer and/or Avianca Holdings S.A. and/or Grupo TACA Holdings Limited and/or Avianca Leasing L.L.C (individually or collectively the “Relevant Set-Off Parties”), to the Seller and/or its Affiliates against any obligation (whether or not matured) owed by the Seller to any of the Relevant Set-Off Parties (it being understood that if this obligation is unascertainable it may be estimated reasonably and in good faith and the set-off made in respect of such estimate), regardless of the place of payment or currency, [***].

UNQUOTE

3.4	Clause 5.11 of the Avianca Agreement is hereby deleted in its entirety and replaced with the following text:

QUOTE

5.11	Cross-Collateralisation

5.11.1	The Buyer hereby agrees that, notwithstanding any provision to the contrary in this Agreement, in the event that:

(a)	the Buyer should fail to make any [***] payment owing under this Agreement, or

(b)	the Buyer, and/or Avianca Holdings S.A. and/or Grupo TACA Holdings Limited

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

2011 A320 Family PA - Second Avianca Assignment - December 2014

CT1004409	5/10

and/or any of their respective Subsidiaries (collectively, the “Relevant Parties”) on the one hand, should fail to make any [***] payment owing to Seller and/or any of the Seller’s Affiliates on the other hand, under any other agreement (individually, an “Other Agreement”), then the Seller may:

(i)

withhold payment to the Relevant Parties of any sums that may be due to or claimed by the Relevant Parties from the Seller or its Affiliates pursuant to this Agreement or any Other Agreement, including Predelivery Payments, unless or until the default under this Agreement or the Other Agreement is cured or remedied; and

(ii)

apply any amount of any Predelivery Payment it then holds under this Agreement in respect of any of the Aircraft as well as any other monies held pursuant to any Other Agreement (collectively the “Relevant Amounts”) in such order as the Seller deems appropriate in satisfaction of any amounts due and unpaid by any of the Relevant Parties and to compensate for any losses and/or damages the Seller or its Affiliates may suffer as a result of any of the Relevant Parties’ failure to make payments in a timely manner under this Agreement or any Other Agreement. The Buyer acknowledges that the application of any of the Relevant Amounts as aforesaid may result in any of the Relevant Parties being in default (unless such default is otherwise cured or remedied) in relation to the agreement in respect of which such Relevant Amounts were originally granted or required to be paid, as the case may be.

The rights granted to the Seller in the preceding paragraphs (i) and (ii) are without prejudice and are in addition to and shall not be deemed a waiver of any other rights and remedies the Seller or its Affiliates may have at law or under this Agreement or any Other Agreement, including the right of set-off.

5.11.2

In the event that the Seller applies any amount of any Predelivery Payment it then holds under this Agreement in respect of any of the Aircraft in satisfaction of the amount due and unpaid by any of the Relevant Parties or to compensate for losses and/or damages to the Seller or its Affiliates as a result of any of the Relevant Parties’ failure to make payment in a timely manner under this Agreement or any Other Agreement, then the Seller shall notify the Buyer to that effect. Within three (3) Business Days of issuance of such notification, the Buyer shall pay by wire transfer of funds immediately available to the Seller the portion of the Predelivery Payment that has been applied by the Seller as set forth above.

Failure of the Buyer or any other Relevant Party to pay such amount in full, shall entitle the Seller to collect interest on such unpaid amount in accordance with Clause 5.7 hereof from the fourth (4th) Business Days following the Seller’s written request to the Buyer for such payment.

UNQUOTE

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

2011 A320 Family PA - Second Avianca Assignment - December 2014

CT1004409	6/10

3.5	Clause 9.1.1.4 of the Avianca Agreement is hereby deleted in its entirety

4	PRE-DELIVERY PAYMENTS TRANSFER

4.1	Avianca and the Seller acknowledge that, pursuant to the Avianca Agreement, Avianca has paid to the Seller certain Pre-delivery Payments, in relation to the Second Avianca Assignment Aircraft.

4.2

Pursuant to certain arrangements between Avianca and Avianca Holdings and for good and valuable consideration, Avianca hereby irrevocably instructs the Seller (i) to apply the Pre-delivery Payments paid by Avianca to the Seller pursuant to the Avianca Agreement in respect of the Second Avianca Assignment Aircraft for the benefit of Avianca Holdings and (ii) to treat such payment as having been made by and on behalf of Avianca Holdings towards partial satisfaction of its obligations to pay the Pre-delivery Payment pursuant to the Avianca Holdings Agreement.

4.3

Each of the Seller and Avianca Holdings accepts the instructions contained in this Clause 4.2 and the Seller hereby agrees to transfer the benefit of the Pre-delivery Payment amount in respect of the Second Avianca Assignment Aircraft in accordance therewith. Avianca agrees that [***]

5	REPRESENTATIONS AND WARRANTIES

5.1	Each Party to this Second Avianca Assignment represents and warrants to each other Party that:

(i)	it is duly established and validly existing under the laws of the place of its incorporation and has full power, authority and legal right to execute and perform this Second Avianca Assignment;

(ii)	it has taken all necessary legal and corporate action to authorise the execution and performance of this Second Avianca Assignment;

(iii)

its execution and delivery of this Second Avianca Assignment, and the performance by it of its obligations hereunder, does not, and will not, violate any provision of its constitutive documents or any provision of any applicable law in any material respect; and

(iv)	this Second Avianca Assignment constitutes a legal, valid and binding obligation of such Party in accordance with its terms.

5.2

As of the date hereof, each of Avianca and the Seller represents and warrants to each of the other Parties that it is not in default under the Avianca Agreement and has not created or granted any Encumbrance with respect to the Avianca Agreement so far as it relates to the Second Avianca Assignment Aircraft or its rights thereunder.

In this Clause 5.2, “Encumbrance” means any encumbrance or security interest whatsoever, howsoever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lien, assignment, statutory right in rem, hypothecation, title, retention, attachment, levy, claim, right of possession or

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

2011 A320 Family PA - Second Avianca Assignment - December 2014

CT1004409	7/10

detention, right of set-off (but excluding any right of set-off arising by way of operation of law) or any agreement or arrangement having a similar effect to any of the foregoing.

6	INDEMNITY

Avianca shall indemnify and hold harmless the Seller for:

(i)

any liabilities, costs, expenses and obligations arising out of this Second Avianca Assignment which would not have been incurred by the Seller had the Second Avianca Assignment not occurred, including, without limitation, liabilities, costs, expenses and obligations relating to (1) any amendment to the Specification of any Second Avianca Assignment Aircraft (as such has been agreed between the Avianca and the Seller in accordance with the terms of the Agreement with respect to the Aircraft); or (2) the performance of any additional work on the Second Avianca Assignment Aircraft beyond what is currently contemplated in the Avianca Agreement with regard to the Aircraft; and

(ii)

all reasonable out-of-pocket costs and expenses incurred by the Seller (including all reasonable costs and expenses relating to external legal and tax advice) in connection with the negotiation, preparation and execution of any of the agreements and arrangements contemplated by this Second Avianca Assignment, such amounts to be borne by Avianca.

7	FUTURE AMENDMENTS

No amendment, modification or waiver in respect of this Second Avianca Assignment will be effective unless in writing (including a writing evidenced by a facsimile or e-mail transmission) and executed by each of the Parties.

8	GOVERNING LAW

THIS SECOND AVIANCA ASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF WILL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Each of the Parties (i) hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the state of New York, New York County, or the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Second Avianca Assignment, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that the suit, action or proceeding which is referred to in Clause (i) above is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Second Avianca Assignment or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by these courts.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

2011 A320 Family PA - Second Avianca Assignment - December 2014

CT1004409	8/10

THE PARTIES HEREBY ALSO AGREE THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS 1988 WILL NOT APPLY TO THIS TRANSACTION.

9	CONFIDENTIALITY

This Second Avianca Assignment (and its existence) shall be treated by all of the Parties as confidential in accordance with clause 22.12 of the Avianca Holdings Agreement and the Avianca Agreement.

10	ENTIRE AGREEMENT

This Second Avianca Assignment constitutes the entire agreement between the Parties and supersedes all previous negotiations, representations, undertakings and agreements heretofore made between the parties with respect to its subject matter.

11	COUNTERPARTS

This Second Avianca Assignment (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

2011 A320 Family PA - Second Avianca Assignment - December 2014

CT1004409	9/10

IN WITNESS WHEREOF, the Parties hereto have executed this Consent in three (3) originals on the day and year written below.

December              2014

AVIANCA HOLDINGS S.A.

Name:

Title:

Signature:

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

Name:

Title:

Signature:

AIRBUS S.A.S.

Name:

Title:

Signature:

[***]   Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

2011 A320 Family PA - Second Avianca Assignment - December 2014

CT1004409	10/10